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                                 EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the inclusion of our opinion dated September 24, 1997 on the financial statements of Nanopierce Technologies, Inc. (formerly Sunlight Systems, Ltd.) as of and for the period ended June 30, 1997, in the Registration Statement on Form S-1 of Nanopierce Technologies, Inc. of which this exhibit is a part, and in any amendments to the Registration Statement.


/s/ Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.


Denver, Colorado
December 10, 1998